Exhibit 21

Subsidiaries of

The Manitowoc Company, Inc. (WI)

1.	Axiome de Re SA	(Luxembourg)
2.	Brunello Holding Co. LLC	(DE)
3.	Cadillon GmbH	(Germany) [Inactive]
4.	Diversified Refrigeration, LLC	(TN)
5.	DRI Holding Company, LP	(DE)
6.	Environmental Rehab, Inc.	(WI) [Inactive]
7.	Grove Cranes Limited	(UK) [In Liquidation]
8.	Grove Cranes S.L.	(Spain)
9.	Grove Europe Pension Trustees Limited	(UK)
10.	Grove U.S. LLC	(DE)
11.	Grove Worldwide Holdings Germany AG	(Germany)
12.	Harford Duracool, LLC	(WI)
13.	KMT Refrigeration, Inc.	(WI)
14.	Liftlux Potain GmbH	(Germany) [Inactive]
15.	Manimex, S.A. de C.V.	(Mexico) [In Liquidation]
16.	Manitowoc Asia Global Sourcing	(China)
17.	Manitowoc (Bermuda) Ltd.	(Bermuda)
18.	Manitowoc (China) Refrigeration Co., Ltd	(China)
19.	Manitowoc CP, Inc.	(NV)
20.	Manitowoc Crane Companies, Inc.	(NV)
21.	Manitowoc Crane Equipment (China) Co., Ltd.	(China)
22.	Manitowoc Crane Group Asia Pte Ltd.	(Singapore)
23.	Manitowoc Crane Group Australia Pty Ltd.	(Australia)
24.	Manitowoc Crane Group (Brazil)	(Brazil)
25.	Manitowoc Crane Group Chile Limitada	(Chile)
26.	Manitowoc Crane Group CIS	(Russia)
27.	Manitowoc Crane Group Czech Republic SRO	(Czech Republic)
28.	Manitowoc Crane Group France SAS	(France)
29.	Manitowoc Crane Group Germany GmbH	(Germany)
30.	Manitowoc Crane Group Hungary Kft	(Hungary)
31.	Manitowoc Crane Group Ibéria Sl	(Spain)
32.	Manitowoc Crane Group Inc.	(Philippines)
33.	Manitowoc Crane Group Italy Srl	(Italy)
34.	Manitowoc Crane Group Korea Co., Ltd.	(Korea)
35.	Manitowoc Crane Group M-E (FZE)	(Dubai, UAE)
36.	Manitowoc Crane Group Netherlands B.V.	(Netherlands)
37.	Manitowoc Crane Group Poland Sp	(Poland)
38.	Manitowoc Crane Group Portugal Ltda	(Portugal)
39.	Manitowoc Crane Group Slovakia SRO	(Slovak Republik)
40.	Manitowoc Crane Group (UK) Limited	(UK)

41.	Manitowoc Crane Trading India Private Limited	(India)
42.	Manitowoc Cranes, Inc.	(WI)
43.	Manitowoc Credit (China) Leasing Company Limited	(China)
44.	Manitowoc EMEA Holding Sarl	(France)
45.	Manitowoc Equipment Works, Inc.	(NV)
46.	Manitowoc Europe Holdings Ltd.	(UK)
47.	Manitowoc Foodservice Companies, Inc.	(NV)
48.	Manitowoc Foodservice Europe Srl	(Italy) [in liquidation]
49.	Manitowoc Foodservice International SAS	(France)
50.	Manitowoc FP, Inc.	(NV)
51.	Manitowoc France SAS	(France)
52.	Manitowoc FSG Holdings, Inc.	(NV)
53.	Manitowoc FSG Mexico, SRL de C.V.	(Mexico)
54.	Manitowoc FSG Operations, Inc.	(WI)
55.	Manitowoc FSG Services, LLC	(WI)
56.	Manitowoc Funding LLC	(NV)
57.	Manitowoc GEC Limited	(Ireland)
58.	Manitowoc Grove (Cayman Islands) Ltd.	(Cayman Islands)
59.	Manitowoc (Hangzhou) Refrigeration Co., Ltd	(China)
60.	Manitowoc Holding Asia SAS	(France)
61.	Manitowoc Holding (Cayman Islands) Ltd.	(Cayman Islands)
62.	Manitowoc Insurance Company Ltd.	(Barbados)
63.	Manitowoc International (Shanghai) Trading Co., Ltd	(China)
64.	Manitowoc Investment (Mauritius) Limited	(Mauritius)
65.	Manitowoc Marine Group, LLC	(NV)
66.	Manitowoc (Mauritius) Ltd.	(Mauritius)
67.	Manitowoc MEC, Inc.	(NV)
68.	Manitowoc Potain (Cayman Islands) Ltd.	(Cayman Islands)
69.	Manitowoc Potain Ltd.	(UK)
70.	Manitowoc Re-Manufacturing, Inc.	(WI)
71.	Manitowoc TJ, SRL de C.V.	(Mexico)
72.	Manitowoc Worldwide Holdings (France) SAS	(France)
73.	Manitowoc Worldwide Holdings (France) SCS	(France)
74.	Manitowoc Worldwide Holdings (Netherlands) BV	(Netherlands)
75.	Marinette Marine Corporation	(WI)
76.	McCann’s Engineering & Manufacturing Co., LLC	(CA)
77.	MMG Holding Co., LLC	(NV)
78.	MTW (Barbados) Srl	(Barbados) [In Liquidation]
79.	Multiplex GmbH	(Germany) [In Liquidation]
80.	National Crane Corporation	(DE)
81.	North Central Crane & Excavator Sales Corp.	(NV)
82.	Potain GmbH	(Germany) [Inactive]
83.	Potain India Pvt. Ltd.	(India)
84.	Potain Ire Ltd.	(Ireland)
85.	Potain Pte Ltd.	(Singapore)
86.	Potain Technik GmbH	(Germany) [Inactive]
87.	S.C.I Les Sthenes du Plateau	(France)
88.	Société de Participation Minoritaire SARL	(France)
89.	Solum Grundstücks Vermeitungs GmbH	(Germany)